Exhibit 4.2

EXECUTION COPY

TWELFTH SUPPLEMENTAL INDENTURE

Dated as of June 5, 2014

Supplementing that Certain

INDENTURE

Dated as of November 21, 2011

Among

EXPRESS SCRIPTS HOLDING COMPANY

THE GUARANTORS PARTY HERETO

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

2.25% SENIOR NOTES DUE 2019

This Twelfth Supplemental Indenture, dated as of June 5, 2014 (the “Twelfth Supplemental Indenture”), among Express Scripts Holding Company, a corporation organized and existing under the laws of the State of Delaware, having its principal office at One Express Way, St. Louis, Missouri (herein called the “Company”), the Guarantors party hereto and Wells Fargo Bank, National Association, a national banking association, as Trustee hereunder (herein called the “Trustee”), supplements that certain Indenture, dated as of November 21, 2011, among the Company, the Guarantors and the Trustee (the “Base Indenture” and, together with this Twelfth Supplemental Indenture, the “Indenture”).

RECITALS OF THE COMPANY

A. The Company, the Guarantors and the Trustee have entered into the Base Indenture, which provides for the issuance from time to time of the Company’s unsecured debentures, notes, or other evidences of indebtedness to be issued in one or more series as provided for in the Base Indenture.

B. The Base Indenture provides that the Securities of each series shall be in substantially the form set forth in the Base Indenture, or in such other form as may be established by or pursuant to a Board Resolution and set forth in an Officers’ Certificate or in one or more supplemental indentures thereto, in each case with such appropriate insertions, omissions, substitutions, and other variations as are required or permitted by the Indenture, and may have notations, legends or endorsements required by law, stock exchange or automated quotation system on which the Securities may be listed, quoted or designated for issuance, agreements to which the Company is subject, if any, or usage or as may, consistent therewith, be determined by the officers executing such Securities, as evidenced by their execution thereof.

C. The Company and the Trustee have agreed that the Company shall issue and deliver, and the Trustee shall authenticate, a new series of Securities to be known as the “2.25% Senior Notes due 2019” pursuant to the terms of this Twelfth Supplemental Indenture and substantially in the form set forth in Appendix A hereto (together with the Exhibits thereto, the “Appendix”), in each case with such appropriate insertions, omissions, substitutions, and other variations as are required or permitted by the Indenture, and with such notations, legends or endorsements required by law, stock exchange or automated quotation system on which the Securities may be listed, quoted or designated for issuance, agreements to which the Company is subject, if any, or usage or as may, consistent herewith, be determined by the officers executing such Securities, as evidenced by their execution of such Securities.

ARTICLE I

Issuance of Securities

SECTION 1.1. Issuance of Securities; Principal Amount; Maturity; Title.

(1) On June 5, 2014, the Company shall issue and deliver to the Trustee, and the Trustee shall authenticate, the Initial Securities substantially in the form set forth in the Appendix, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and with such notations, legends or endorsements required by law, stock exchange or automated quotation system on which the Securities may be listed, quoted or designated for issuance, agreements to which the Company is subject, if any, or usage or as may, consistent herewith, be determined by the officers executing such Securities, as evidenced by their execution of such Securities.

(2) Pursuant to the terms hereof and Section 3.1 of the Base Indenture, the Company hereby creates a series of Securities designated as the “2.25% Senior Notes due 2019” of the Company (including both the Initial Securities and any Additional Securities (as defined below), the “Securities”), which Securities shall be deemed “Securities” for all purposes under the Indenture.

(3) The Initial Securities to be issued pursuant to this Twelfth Supplemental Indenture shall be issued in the aggregate principal amount of $1,000,000,000 and shall mature on June 15, 2019 unless the Securities are redeemed prior to that date as described in Section 4.1 of this Twelfth Supplemental Indenture. The aggregate principal amount of Initial Securities Outstanding at any time may not exceed $1,000,000,000, except for Securities issued, authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 3.4, 3.5, 3.6, 9.6 or 11.7 of the Base Indenture and except for any Securities which, pursuant to Section 3.3 of the Base Indenture, are deemed never to have been authenticated and delivered; provided that the Company may without the consent of the Holders, issue additional Securities hereunder as part of the same series and on the same terms and conditions (except for the issue date, issue price and, in some cases, the first Interest Payment Date) (and having the same Guarantors) as the Initial Securities (“Additional Securities”).

(4) The Securities shall be issued only in fully registered form without coupons in minimum denominations of $2,000 and any integral multiple of $1,000.

SECTION 1.2. Interest.

(1) Interest on a Security will accrue at the per annum rate of 2.25% (the “Security Interest Rate”), from and including the date specified on the face of such Security until the principal thereof is paid, deemed paid, or made available for payment and, in each case, will be paid on the basis of a 360-day year comprised of twelve 30-day months.

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(2) The Company shall pay interest on the Securities semi-annually in arrears on December 15 and June 15 of each year (each, an “Interest Payment Date”), commencing December 15, 2014.

(3) Interest shall be paid on each Interest Payment Date to the registered Holders of the Securities after the close of business on the Regular Record Date.

(4) The Place of Payment for this Security shall be the corporate trust office of the Trustee at 7000 Central Parkway NE, Suite 550, Atlanta, Georgia 30328. Notwithstanding the foregoing, (i) payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository and (ii) the Company will make all payments in respect of a Definitive Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof as such address appears in the Security Register; provided, however, that payments on a Definitive Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

(5) Neither the Company nor the Trustee shall impose any service charge for any transfer or exchange of a Security. However, the Company may ask Holders of the Securities to pay any taxes or other governmental charges in connection with a transfer or exchange of Securities.

(6) If any Interest Payment Date, Maturity Date or Redemption Date falls on a day that is not a Business Day in the City of New York, the Company will make the required payment of principal, premium, if any, and/or interest on the next succeeding Business Day as if it were made on the date payment was due, and no interest will accrue on the amount so payable for the period from and after that Interest Payment Date, the Maturity Date or earlier Redemption Date, as the case may be, to such next succeeding Business Day.

SECTION 1.3. Relationship with Base Indenture.

The terms and provisions contained in the Base Indenture will constitute, and are hereby expressly made, a part of this Twelfth Supplemental Indenture. However, to the extent any provision of the Base Indenture conflicts with the express provisions of this Twelfth Supplemental Indenture, the provisions of this Twelfth Supplemental Indenture will govern and be controlling; provided, however, that the forms and provisions of this Twelfth Supplemental Indenture modify and amend the terms of the Base Indenture only with respect to the Securities.

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ARTICLE II

Definitions and Other Provisions of General Application

SECTION 2.1. Definitions.

The terms defined in this Section 2.1 (except as herein otherwise expressly provided or unless the context of this Twelfth Supplemental Indenture otherwise requires) for all purposes of this Twelfth Supplemental Indenture and of any indenture supplemental hereto have the respective meanings specified in this Section 2.1. All other terms used in this Twelfth Supplemental Indenture that are defined in the Base Indenture or the Trust Indenture Act, either directly or by reference therein (except as herein otherwise expressly provided or unless the context of this Twelfth Supplemental Indenture otherwise requires), have the respective meanings assigned to such terms in the Base Indenture or the Trust Indenture Act, as the case may be, as in force at the date of this Twelfth Supplemental Indenture as originally executed; provided that any term that is defined in both the Base Indenture and this Twelfth Supplemental Indenture shall have the meaning assigned to such term in this Twelfth Supplemental Indenture.

“Additional Securities” has the meaning specified in Section 1.1(3).

“Appendix” has the meaning specified in the recitals to this Twelfth Supplemental Indenture.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Securities that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Securities.

“Comparable Treasury Price” means with respect to any Redemption Date: (i) the average of five Reference Treasury Dealer Quotations for the Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than five Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations for the Redemption Date so obtained.

“Definitive Security” means a certificated Security.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

“Initial Securities” means Securities in an aggregate principal amount of up to $1,000,000,000 initially issued under this Twelfth Supplemental Indenture in accordance with Section 1.1(3).

“Interest Payment Date” has the meaning specified in Section 1.2(2).

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“Maturity Date” means June 15, 2019.

“Reference Treasury Dealer” means each of Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., RBS Securities Inc. and one other primary United States government securities dealer selected by the Company (in each case, or their affiliates and their respective successors); provided that if any of the aforementioned Reference Treasury Dealers resigns, then the respective successor will be a primary United States government securities dealer in The City of New York selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at approximately 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date (or, in the case of a satisfaction and discharge, the third Business Day preceding deposit of the redemption amount).

“Regular Record Date” for interest payable in respect of any Security on any Interest Payment Date means the day that is 15 days prior to the relevant Interest Payment Date (whether or not a Business Day).

“Security Interest Rate” has the meaning specified in Section 1.2(1).

“Securities” has the meaning specified in Section 1.1(2).

“Treasury Rate” means, with respect to any Redemption Date, the rate per year equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

ARTICLE III

Security Forms

SECTION 3.1. Form Generally.

(1) Provisions relating to the Initial Securities are set forth in the Appendix, which is hereby incorporated in, and expressly made part of, this Indenture. The Initial Securities and the Trustee’s certificate of authentication with respect thereto shall be substantially in the form of Exhibit 1 to the Appendix. The Securities may have notations, legends or endorsements required by law, stock exchange or automated quotation system on which the Securities may be listed, quoted or designated for issuance, agreements to which the Company is subject, if any, or usage or as may, consistent herewith, be determined by the officers executing such Securities (execution thereof to be conclusive evidence of such approval). Each Security shall be in fully registered form and shall be dated the date of its authentication. The terms of the Securities set forth in the Appendix are part of the terms of this Twelfth Supplemental Indenture. The Guarantees shall be in substantially the form set forth in Exhibit 2 to the Appendix.

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(2) The Securities shall be printed, lithographed, typewritten or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any automated quotation system or securities exchange (including on steel engraved borders if so required by any automated quotation system or securities exchange upon which the Securities may be quoted or listed) on which the Securities may be quoted or listed, as the case may be, all as determined by the officers executing such Securities, as evidenced by their execution thereof.

ARTICLE IV

Redemption of Securities

SECTION 4.1. Optional Redemption.

The Company may, at its option, redeem the Securities, in whole or from time to time in part, prior to the Maturity Date at a Redemption Price equal to the greater of: (i) 100% of the aggregate principal amount of Securities to be redeemed, plus accrued and unpaid interest on the Securities to the Redemption Date; or (ii) the sum of the present values of the remaining scheduled payments of principal of and interest on the Securities to be redeemed (exclusive of unpaid interest accrued thereon to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year comprised of twelve 30-day months) at the Treasury Rate plus 15 basis points, plus unpaid interest on the Securities to be redeemed, accrued to the Redemption Date.

ARTICLE V

Supplemental Indentures

SECTION 5.1. Supplemental Indentures Without Consent of Holders.

Section 9.1 of the Base Indenture shall not be applicable to the Securities.

Without seeking the consent of any Holders, the Company, together with the Trustee, at any time and from time to time, may modify and amend the Base Indenture, this Twelfth Supplemental Indenture and the terms of the Securities to:

(1) allow the Company’s or any Guarantor’s successor (or successive successors) to assume the Company’s or such Guarantor’s obligations under the Base Indenture, this Twelfth Supplemental Indenture and the Securities pursuant to the provisions under Article VIII or Section 13.15 of the Base Indenture;

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(2) add to the covenants of the Company for the benefit of the Holders of the Securities or to surrender any right or power herein conferred upon the Company under this Twelfth Supplemental Indenture, the Base Indenture or the Securities;

(3) add any additional Events of Default;

(4) secure the Securities;

(5) provide for a successor Trustee with respect to the Securities and add to or change any of the provisions of the Base Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11 of the Base Indenture;

(6) add or release a Guarantor as required or permitted by the Indenture;

(7) cure any ambiguity, defect or inconsistency;

(8) amend the provisions of the Base Indenture or this Twelfth Supplemental Indenture relating to the transfer or legending of the Securities; provided that (i) compliance with the Base Indenture or this Twelfth Supplemental Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any other applicable securities law and (ii) such amendment does not adversely affect the interests of the Holders of the Securities or owners of beneficial interests in Securities; or

(9) make any other amendment or supplement to the Base Indenture, this Twelfth Supplemental Indenture or the Securities, as long as that amendment or supplement does not adversely affect the interests of the Holders of any Securities in any material respect (to be evidenced by an Opinion of Counsel).

No amendment to cure any ambiguity, defect or inconsistency in the Base Indenture, this Twelfth Supplemental Indenture or the Securities made solely to conform the provisions of the Base Indenture, this Twelfth Supplemental Indenture or the Securities to any description of the Securities in the offering circular or prospectus therefor, to the extent that such provision in the offering circular or prospectus was intended to be a verbatim recitation of a provision of the Base Indenture, this Twelfth Supplemental Indenture or the Securities, shall be deemed to adversely affect the interests of the Holders of any Securities.

SECTION 5.2. Supplemental Indentures With Consent of Holders.

Section 9.2 of the Base Indenture shall not be applicable to the Securities.

The Company, together with the Trustee, may modify and amend this Twelfth Supplemental Indenture, the Base Indenture and the terms of the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Securities; provided that no modification or amendment may, without the consent of each affected Holder of each Security:

(1) change the Stated Maturity of the principal of, or any installment of or interest on, the Securities;

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(2) reduce the principal amount of, or any premium, if any, or rate of interest on, the Securities;

(3) reduce any amount payable upon the redemption of the Securities or, except as expressly provided elsewhere herein, change the time at which the Securities may be redeemed pursuant to Section 4.1 hereof;

(4) change any Place of Payment where, or the currency in which, any principal of, or premium, if any, or interest on, the Securities are payable;

(5) impair the right of any Holder of a Security to receive payment of principal of and interest on such Holder’s Security on or after the Stated Maturity or Redemption Date or to institute suit for the enforcement of any payment on, or with respect to, any Security on or after the Stated Maturity or Redemption Date;

(6) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for modification or amendment of the Base Indenture or this Twelfth Supplemental Indenture, for waiver of compliance with certain provisions of the Base Indenture or this Twelfth Supplemental Indenture or waiver of certain Defaults;

(7) release any Guarantor from any of its obligations under its Guarantee or the Base Indenture or this Twelfth Supplemental Indenture other than in accordance with the terms thereof or hereof; or

(8) modify any of the above provisions.

In addition, any modification or amendment to, or waiver of, the provisions in the Indenture and the terms of the Securities that relate to the items set forth in Section 10.10 of the Base Indenture shall require the written consent of at least a majority in principal amount of the Outstanding Securities.

In addition, the Holders of at least a majority in aggregate principal amount of the Outstanding Securities may, on behalf of the Holders of all the Securities, waive any past default under the Base Indenture or this Twelfth Supplemental Indenture and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on, any Securities or in respect of a covenant or provision that under the Base Indenture or this Twelfth Supplemental Indenture cannot be modified or amended without the consent of each Holder. In addition, the Holders of at least a majority in aggregate principal amount of the Outstanding Securities may, on behalf of the Holders of all Securities, waive compliance with the Company’s covenants described under Sections 10.8 and 10.9 of the Base Indenture.

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ARTICLE VI

Covenants

SECTION 6.1. Limitations on Liens

With respect to the Securities, Section 10.8 of the Base Indenture is hereby amended to replace Section 10.8(7) with the following:

(7) Liens existing on the date of this Twelfth Supplemental Indenture securing Indebtedness or other obligations of the Company or any of its Subsidiaries;

ARTICLE VII

Miscellaneous.

SECTION 7.1. Governing Law; Waiver of Jury Trial

THIS TWELFTH SUPPLEMENTAL INDENTURE, THE GUARANTEES AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS TWELFTH SUPPLEMENTAL INDENTURE, THE GUARANTEES, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 7.2. Supplemental Indenture May be Executed in Counterparts.

This Twelfth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Twelfth Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Twelfth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Twelfth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 7.3. Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Twelfth Supplemental Indenture to be duly executed all as of the day and year first above written.

[Signature Pages To Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Twelfth Supplemental Indenture to be duly executed all as of the day and year first above written.

EXPRESS SCRIPTS HOLDING COMPANY

By:	/s/ George Paz
	Name:	George Paz
	Title:	Chairman and Chief Executive Officer

CURASCRIPT, INC.

ESI MAIL ORDER PROCESSING, INC.

ESI MAIL PHARMACY SERVICE, INC.

EXPRESS SCRIPTS PHARMACY, INC.

EXPRESS SCRIPTS SPECIALTY DISTRIBUTION SERVICES, INC.

EXPRESS SCRIPTS UTILIZATION MANAGEMENT CO.

By:	/s/ Christine Houston
	Name:	Christine Houston
	Title:	President

EXPRESS SCRIPTS WC, INC.

By:	/s/ Edward B. Ignaczak
	Name:	Edward B. Ignaczak
	Title:	President

BYFIELD DRUG, INC.

CARE CONTINUUM, INC.

CFI OF NEW JERSEY, INC.

CHESAPEAKE INFUSION, INC.

CURASCRIPT PBM SERVICES, INC.

DIVERSIFIED PHARMACEUTICAL SERVICES, INC.

ESI ACQUISITION, INC.

ESI CLAIMS, INC.

EXPRESS SCRIPTS SENIOR CARE HOLDINGS, INC.

EXPRESS SCRIPTS SENIOR CARE, INC.

EXPRESS SCRIPTS SERVICES COMPANY

[Signature Page to Twelfth Supplemental Indenture]

EXPRESS SCRIPTS, INC.

FRECO, INC.

HEALTHBRIDGE REIMBURSEMENT AND PRODUCT SUPPORT, INC.

HEALTHBRIDGE, INC.

iBIOLOGIC INC.

IVTX, INC.

LYNNFIELD COMPOUNDING CENTER, INC.

LYNNFIELD DRUG, INC.

MEDCO HEALTH SOLUTIONS, INC.

NATIONAL PRESCRIPTION ADMINISTRATORS, INC.

PRIORITY HEALTHCARE CORPORATION

PRIORITY HEALTHCARE CORPORATION WEST

PRIORITY HEALTHCARE DISTRIBUTION, INC.

PRIORITY HEALTHCARE PHARMACY, INC.

PRIORITYHEALTHCARE.COM, INC.

SINUSPHARMACY, INC.

SPECIALTY INFUSION PHARMACY, INC.

SPECTRACARE HEALTH CARE VENTURES, INC.

SPECTRACARE INFUSION PHARMACY, INC.

SPECTRACARE, INC.

VALUE HEALTH, INC.

YOURPHARMACY.COM, INC.

ACCREDO CARE NETWORK, INC.

ACCREDO HEALTH GROUP, INC.

ACCREDO HEALTH, INCORPORATED

AHG OF NEW YORK, INC.

BIOPARTNERS IN CARE, INC.

HOME HEALTHCARE RESOURCES, INC.

MEDCO HEALTH SERVICES, INC.

NATIONAL RX SERVICES NO. 3, INC. OF OHIO

THERAPEASE CUISINE, INC.

TVC ACQUISITION CO., INC.

UBC LATE STAGE, INC.

UNITED BIOSOURCE HOLDINGS, INC.

UNITED BIOSOURCE PATIENT SOLUTIONS, INC.

SPECTRACARE OF INDIANA

By:	/s/ Keith J. Ebling
	Name:	Keith J. Ebling
	Title:	President

[Signature Page to Twelfth Supplemental Indenture]

ESI RESOURCES, INC. ESI-GP HOLDINGS, INC.

By:	/s/ Matt Dietrich
	Name:	Matt Dietrich
	Title:	President

EXPRESS SCRIPTS CANADA HOLDING, CO.

By:	/s/ Michael Biskey
	Name:	Michael Biskey
	Title:	President

EXPRESS SCRIPTS CANADA HOLDING, LLC

By: Express Scripts Canada Holding Co., as sole member.

By:	/s/ Michael Biskey
	Name:	Michael Biskey
	Title:	President

EXPRESS SCRIPTS ADMINISTRATORS, LLC MAH PHARMACY, L.L.C.

MEDCO CDUR, L.L.C.

MEDCO CHP, L.L.C.

MEDCO CONTINUATION HEALTH, L.L.C.

MEDCO EUROPE, L.L.C.

MEDCO EUROPE II, L.L.C.

MEDCO HEALTH NEW YORK INDEPENDENT

PRACTICE ASSOCIATION, L.L.C.

MEDCO HEALTH PUERTO RICO, L.L.C.

MEDCO HEALTH SOLUTIONS OF ILLINOIS, L.L.C.

MEDCO RESEARCH INSTITUTE, L.LC. MEDCOHEALTH.COM, L.L.C.

SYSTEMED, L.L.C.

By: Medco Health Solutions, Inc., as sole member.

By:	/s/ Keith J. Ebling
	Name:	Keith J. Ebling
	Title:	President

[Signature Page to Twelfth Supplemental Indenture]

AIRPORT HOLDINGS, LLC ESI ENTERPRISES, LLC ESI REALTY, LLC EXPRESS SCRIPTS PHARMACEUTICAL PROCUREMENT, LLC ESI HRA, LLC By: Express Scripts, Inc., as sole member.

By:	/s/ Keith J. Ebling
	Name:	Keith J. Ebling
	Title:	President

MOORESVILLE ON-SITE PHARMACY, LLC

By: ESI Mail Pharmacy Service, Inc., as sole member.

By:	/s/ Christine Houston
	Name:	Christine Houston
	Title:	President

MEDCO OF WILLINGBORO URBAN RENEWAL, L.L.C.

By: Express Scripts Pharmacy, Inc., as sole member.

By:	/s/ Christine Houston
	Name:	Christine Houston
	Title:	President

THE VACCINE CONSORTIUM, LLC

By: TVC Acquisition Co, Inc., as sole member

By:	/s/ Keith J. Ebling
	Name	Keith J. Ebling
	Title:	President

UNITED BIOSOURCE LLC

By: United BioSource Holdings, Inc., as sole member.

By:	/s/ Keith J. Ebling
	Name:	Keith J. Ebling
	Title:	President

EXPRESS SCRIPTS MSA, LLC

By: Express Scripts WC, Inc., as sole member

By:	/s/ Edward B. Ignaczak
	Name:	Edward B. Ignaczak
	Title:	President

[Signature Page to Twelfth Supplemental Indenture]

FREEDOM SERVICE COMPANY, LLC

By: Lynnfield Drug, Inc., as sole member

By:	/s/ Keith J. Ebling
	Name:	Keith J. Ebling
	Title:	President

MATRIX GPO LLC

By: Priority Healthcare Corporation, as sole member.

By:	/s/ Keith J. Ebling
	Name:	Keith J. Ebling
	Title:	President

[Signature Page to Twelfth Supplemental Indenture]

ESI ENTERPRISES, LLC

By:	Express Scripts, Inc., as member

By:	/s/ Keith J. Ebling
	Name:	Keith J. Ebling
	Title:	President

By:	Express Scripts Specialty Distribution Services Inc., as member

By:	/s/ Christine Houston
	Name:	Christine Houston
	Title:	President

By:	ESI Mail Pharmacy Services, Inc., as member

By:	/s/ Christine Houston
	Name:	Christine Houston
	Title:	President

By:	ESI-GP Holdings, Inc., as member

By:	/s/ Matt Dietrich
	Name:	Matt Dietrich
	Title:	President

EXPRESS SCRIPTS PHARMACEUTICAL PROCUREMENT, LLC

By:	Express Scripts, Inc., as member

By:	/s/ Keith J. Ebling
	Name:	Keith J. Ebling
	Title:	President

By:	ESI Mail Pharmacy Services, Inc., as member

By:	/s/ Christine Houston
	Name:	Christine Houston
	Title:	President

ESI PARTNERSHIP

By:	Express Scripts, Inc., as partner

By:	/s/ Keith J. Ebling
	Name:	Keith J. Ebling
	Title:	President

By:	ESI-GP Holdings, Inc., as partner

By:	/s/ Matt Dietrich
	Name:	Matt Dietrich
	Title:	President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Stefan Victory
Name:	Stefan Victory
Title:	Vice President

[Signature Page to Twelfth Supplemental Indenture]

APPENDIX

EXHIBIT 1

[FORM OF FACE OF INITIAL SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

EXPRESS SCRIPTS HOLDING COMPANY

2.25% SENIOR NOTE DUE 2019

No.	Principal Amount (US)$
CUSIP NO.
ISIN NO.

Express Scripts Holding Company, a corporation organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of                  United States Dollars (U.S.$                 ) on June 15, 2019 and to pay interest thereon, from June 5, 2014, or from the most recent Interest Payment Date to which interest has been paid or duly provided for to but excluding the next Interest Payment Date, which shall be June 15 and December 15 of each year, commencing December 15, 2014, at the per annum rate of 2.25%, or as such rate may be adjusted pursuant to the terms hereof (the “Security Interest Rate”), until the principal hereof is paid or made available for payment.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest, which shall be the day that is 15 days prior to the relevant Interest Payment Date (whether or not a Business Day). Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities not less than 10 days prior to the Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any automated quotation system or securities exchange on which the Securities may be quoted or listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by this Security, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

The Place of Payment for this Security will be the corporate trust office of the Trustee at 7000 Central Parkway NE, Suite 550, Atlanta, Georgia 30328, or as otherwise provided in the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Company will make all payments in respect of a Definitive Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof as such address appears on the Security Register; provided, however, that payments on a Definitive Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

EXPRESS SCRIPTS HOLDING COMPANY

By:
Name:
Title:

Attest:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated referred to in the within-mentioned Indenture.

Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF SECURITY]

(1) Indenture. This Security is one of a duly authorized issue of securities of the Company designated as its “2.25% Senior Notes due 2019” (herein called the “Securities”), issued under a Twelfth Supplemental Indenture, dated as of June 5, 2014, to an indenture, dated as of November 21, 2011 (as it may be amended or supplemented from time to time in accordance with the terms thereof and herein with the Twelfth Supplemental Indenture, collectively, the “Indenture”), between the Company, the Guarantors and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The aggregate principal amount of Initial Securities Outstanding at any time may not exceed $1,000,000,000 in aggregate principal amount, except for Securities issued, authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 3.4, 3.5, 3.6, 9.6 or 11.7 of the Base Indenture and except for any Securities which, pursuant to Section 3.3 of the Base Indenture, are deemed never to have been authenticated and delivered. The Twelfth Supplemental Indenture pursuant to which this Security is issued provides that Additional Securities may be issued thereunder, if certain conditions are met.

The Indenture contains covenants that limit the ability of the Company and any Restricted Subsidiary to create liens on assets and to engage in sale/leaseback transactions. The Indenture also contains covenants that limit the ability of the Company to consolidate, merge or transfer all or substantially all of its assets. These covenants are subject to important exceptions and qualifications.

All terms used in this Security which are defined in the Indenture (including in the Appendix thereto) shall have the meanings assigned to them in the Indenture. In the event of a conflict or inconsistency between this Security and the Indenture, the provisions of the Indenture shall govern.

(2) Optional Redemption. At any time prior to Maturity, the Company may at its option redeem all or a part of the Securities upon not more than 60 nor less than 30 days prior notice, at a Redemption Price equal to the greater of: (i) 100% of the aggregate principal amount of any Securities being redeemed, plus accrued and unpaid interest on the Securities to the Redemption Date; or (ii) the sum of the present values of the remaining scheduled payments of principal of and interest on the Securities to be redeemed (exclusive of unpaid interest accrued thereon to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year comprised of twelve 30-day months) at the Treasury Rate plus 15 basis points, plus unpaid interest on the Securities to be redeemed, accrued to the Redemption Date.

(3) Mandatory Redemption. Except as provided in Section 4 below, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Securities.

(4) Change of Control Triggering Event. In the event of a Change of Control Triggering Event, the Holders may require the Company to purchase for cash all or a portion of their Securities at a purchase price equal to 101% of the aggregate principal amount of the Securities repurchased, plus accrued and unpaid interest, if any, pursuant to the provisions of Section 10.10 of the Base Indenture.

(5) Global Security. If this Security is a Global Security, then the transfer and exchange of this Security or beneficial interests herein shall be effected through the Depository in accordance with the Indenture (including applicable restrictions on transfer set forth therein, if any) and the procedures of the Depository therefor. The Security Registrar shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the Depository’s Procedures.

(6) Defaults and Remedies. If an Event of Default with respect to this Security occurs and is continuing, the principal of and any unpaid premium and interest on (or, if this Security is an Original Issue Discount Security, such portion of the principal amount of such Securities as may be specified in the terms thereof) all Outstanding Securities may be declared due and payable in the manner and with the effect provided in the Indenture. The Holders of at least a majority in principal amount of the Outstanding Securities may rescind or annul that acceleration if all Events of Default with respect to the Securities other than the non-payment of accelerated principal have been cured or waived as provided in the Indenture.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default, and, among other things, the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made a written request to the Trustee to pursue a remedy in respect of such Event of Default as Trustee. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any amounts due on the Securities on or after the respective due dates expressed herein.

(7) Discharge and Defeasance. Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of the Company’s and the Guarantors’ obligations under the Securities, the Guarantees and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

(8) Amendment, Supplement and Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Securities. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Outstanding Securities, on behalf of the Holders of all such Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security or such other Security. Certain modifications or amendments to the Indenture require the consent of the Holder of each Outstanding Security affected.

Notwithstanding any other provision of the Indenture or this Security, the Holder of this Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 3.7 of the Base Indenture) interest on any such Security on the Stated Maturity date expressed herein (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

(9) Denomination, Registration and Transfer. The Securities are in registered form without coupons in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, this Security is transferable only upon surrender of this Security for registration of transfer. Upon surrender for registration of transfer of this Security at the office or agency of the Company in a Place of Payment for this Security, the Company, if the requirements of the Indenture are met, shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of authorized denominations and of like tenor and aggregate principal amount, and having endorsed thereon a Guarantee executed by the Guarantors.

If the requirements of this Indenture are met, then, at the option of the Holder, Securities may be exchanged for other Securities, of any authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive, and having endorsed thereon a Guarantee executed by the Guarantors. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee may treat the Person in whose name such Security is registered as the owner thereof for all purposes, whether or not such Security be overdue, and none of the Company, the Guarantors or the Trustee or other such agent shall be affected by notice to the contrary.

(10) Guarantee. Payment of this Security is jointly and severally and fully and unconditionally guaranteed by the Guarantors that have become and continue to be Guarantors pursuant to the Indenture. Guarantors may be released from their obligations under the Indenture and their Guarantees under the circumstances specified under the Indenture.

(11) No Recourse Against Others. None of the Company’s or any Guarantor’s past, present or future directors, officers, employees or shareholders, as such, shall have any liability for any of the Company’s or any Guarantor’s obligations under the Indenture or the Securities or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. This waiver and release is part of the consideration for the issuance of the Securities.

(12) Governing Law. THE INDENTURE, THIS SECURITY AND ANY GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Holder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

Express Scripts Holding Company

One Express Scripts Way

St. Louis, Missouri 63121

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM (= tenant in common)

TEN ENT (= tenants by the entireties (Cust))

JT TEN (= joint tenants with right of survivorship and not as tenants in common)

UNIF GIFT MIN ACT (= under Uniform Gifts to Minors Act )

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                         agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

Signature Guarantee:

Signature must be	Signature
guaranteed

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of increase in Principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 10.10 of the Indenture, check the box:  ☐

☐  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 10.10 of the Indenture, state the amount in principal amount: $            .

Dated:	Your Signature:

(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT 2

FORM OF GUARANTEE

For value received, each of the Guarantors (which term includes any successor Person under the Indenture) has jointly and severally and fully and unconditionally guaranteed, to the extent set forth in the Indenture, among the Company, the Guarantors and the Trustee and subject to the provisions in the Indenture, (a) the due and punctual payment in full when due of the principal of, premium, if any, and interest on the Securities and all other amounts due and payable under the Indenture and the Securities by the Company and (b) in case of any extension of time of payment or renewal of any Obligations (with or without notice to the Guarantor), that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article XIII of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee, including provisions for the release thereof. Each Holder of a Security, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for the purpose of such provisions.

[NAME OF GUARANTOR(S)]

By:
Name:
Title:	]

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